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                                                                     Exhibit 3.1
                  Second Restated Certificate of Incorporation

                                       of

                             SystemSoft Corporation

                    Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware


       The undersigned Robert F. Angelo, President of SystemSoft Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") originally incorporated under the name SystemSoft Acquisition Corporation, the Certificate of Incorporation of which was filed in the Office of the Secretary of State of Delaware on May 15, 1991, does hereby certify that (a) this Second Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware; and (b) the stockholders of the Corporation duly approved this Second Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such consent has been given to all stockholders who have not consented in writing to this Second Restated Certificate of Incorporation.

     1.   The name of this Corporation is SystemSoft Corporation.

     2. The registered office of this Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4.   [Deliberately Omitted.]

     5. The total number of shares of stock that the Corporation shall have authority to issues is 30,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share. The Preferred Stock may be divided into, and may be issued from time to time in, one or more series. Subject to the limitations prescribed by law and the provisions of this Second Restated Certificate of Incorporation, the Board of Directors of the Corporation is authorized from time to time to establish and designate any such series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between and among such series and any other classes of capital stock of the Corporation and any
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series thereof, and to fix or alter the number of shares comprising any such series and the designations thereof. The authority of the Board of Directors from time to time with respect to each series shall include, but not be limited to, determination of the following:

               (a)  The designation of the series;

               (b) The number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein;

               (c) The dividends, if any, for shares of the series and the rates, conditions, times, and relative preferences thereof;

               (d) The redemption rights, if any, and price or prices for shares of the series;

               (e) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

               (f) The relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

               (g) Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

               (h) The voting rights, if any, of the holders of such series; and

               (i) Such other designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

     6. Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of the authorized stock of this Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this Corporation entitled to vote.

     7. The election of directors need not be by written ballot unless the by-laws shall so require.

     8.   In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the Board of Directors.
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     9.   No director of this Corporation shall be personally liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this paragraph 9 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of this paragraph 9 shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing hereunder prior to the time of such repeal or modification.

     10. The Corporation shall, to the fullest extent permitted from time to time under the General Corporation Law of the State of Delaware, indemnify each of its directors and officers against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Corporation during his or her term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director of officer of this Corporation with respect to any acts of omissions of such director or officer occurring prior to such repeal or modification.

     11. The books of this Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the by-laws of this Corporation.

     12. Subject to the rights of the holders of any and all series of Preferred Stock:

               (a) any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing of such stockholders; and
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               (b) special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, if any, the President of the Corporation or by the Secretary within ten (10) days after receipt of the written request of a majority of the Board of Directors.

     13. Subject to the rights, if any, of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed and may be increased or decreased from time to time by the Board of Directors of the Corporation, but in no case shall the number be less than three nor more than fifteen.

          Subject to the rights, if any, of the holders of any and all series of Preferred Stock to elect additional directors pursuant to the terms and conditions of such Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director.

          Subject to the rights, if any, of the holders of any and all series of Preferred Stock to elect additional directors pursuant to the terms and conditions of such Preferred Stock, any director may be removed from office by the stockholders only for cause and only in the following manner. At any annual meeting or special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of the directors, voting together as a single class, may remove such director or directors for cause.
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     14.  Any amendment, repeal or other alteration of this Second Restated
Certificate of Incorporation shall, unless proposed and declared advisable by the Board of Directors, require the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. Subject to the foregoing, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Restated Certificate of Incorporation, in the manner now or thereafter prescribed by statute and this Second Restated Certificate of Incorporation, and all rights conferred upon a stockholder, director or officer herein are granted subject to this reservation.

          Effective as of August 11, 1994.



                                           /s/ Robert F. Angelo
                                         --------------------------------------
                                         Robert F. Angelo
                                         President



Attest:     /s/ Paul J. Pedevillano
        ---------------------------------------
        Paul J. Pedevillano
        Secretary